United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2016

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	87-0445475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 N. Bryant Ave., Suite 110, Edmond, Oklahoma	73034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 753-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

On April 6, 2016, PSM Holdings, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement with LB Merchant PSMH-4, LLC, a Florida limited liability company (the “Series E SPA”) providing for the issuance and sale of $512,500 of the Company’s Series E 6% Convertible Preferred Stock (512.5 shares) at a purchase price of $1,000 per share (the “Series E Preferred Stock”). Each share of Series E Preferred Stock is convertible into a number of shares of common stock of the Company equal to the quotient of (i) $1,000 (subject to adjustment for stock splits, stock dividends, recapitalizations, and the like) plus the amount of accrued but unpaid dividends, divided by (ii) the conversion price then in effect. The conversion price is $0.01, subject to adjustment, and the 512.5 shares issued in the closing would be convertible into 51,250,000 common shares. If all of the shares of Series E Preferred Stock sold as of the present date were converted at the present conversion price, the Company would be obligated to issue 189,475,800 shares of common stock to the holders of the Series E Preferred Stock. The holders of Series E Preferred Stock are entitled to certain voting rights designated in the Second Amended & Restated Certificate of Designation for the series. Holders of the shares of Series E Preferred Stock are entitled to receive cumulative cash dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum from the date of issuance, payable quarterly in arrears on April 15, July 15, October 15 and January 15. The offering of the Series E Preferred Stock was extended to April 6, 2016 and terminated thereafter. The Series E SPA is filed herewith as Exhibit 99.1.

Wilmington Capital Securities, LLC (the “Placement Agent”) acted as exclusive placement agent for the offering. In accordance with the placement agent agreement for the offering, warrants to purchase 8% of the common stock into which the Series E Preferred Stock sold in the offering may be converted (the “Warrants”) were issued in connection with the offering. The Warrants are exercisable at $0.011 per share and will expire five years from issuance date.

The shares of Series E Preferred Stock, as well as the Warrants, were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. The purchaser of the Series E Preferred Stock and the Placement Agent were accredited investors as defined in Rule 501(a) of Regulation D promulgated by the SEC. The securities sold in this transaction were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Pursuant to the provisions of the Certificates of Designation for the Series A Preferred Stock and Series B Preferred Stock regarding adjustments in conversion price, because the Company issued and sold additional shares at a price less than the current $0.12 conversion price of the Series A Preferred Stock and Series B Preferred Stock, the conversion price was adjusted to $0.08 per share. After this adjustment to the conversion price of the Series A Preferred Stock and Series B Preferred Stock and taking into account accrued dividends as of March 31, 2016, the Series A Preferred Stock and Series B Preferred Stock would convert into a total of 91,200,000 shares of Common Stock (adjusted from 58,425,000).

Pursuant to the provisions of the Certificates of Designation for the Series C Preferred Stock and Series D Preferred Stock regarding adjustments in conversion price, because the Company issued and sold additional shares at a price less than the current $0.04 conversion price of the Series C Preferred Stock and Series D Preferred Stock, the conversion price was adjusted to $0.03 per share. After this adjustment to the conversion price of the Series C Preferred Stock and Series D Preferred Stock and taking into account accrued dividends as of March 31, 2016, the Series C Preferred Stock and Series D Preferred Stock would convert into a total of 133,367,400 shares of Common Stock (adjusted from 95,940,000).

The 1,140,000 Common Stock Purchase Warrants issued in February 2013, contained provisions requiring adjustment to the exercise price in the event the Company were to issue or sell additional shares of Common Stock pursuant to convertible securities or Common Stock equivalents at a price per share less than the exercise price of these warrants. Given the exercise price of the Series E Preferred Stock of $0.01 (less than the exercise price of the Common Stock Warrants of $0.44), the adjusted exercise price of these warrants became $0.04 at the closing of the Series E SPA.

The 994,810 Common Stock Purchase Warrants issued in February, March, and April 2014, contained provisions requiring adjustment to the exercise price in the event the Company were to issue or sell additional shares of Common Stock pursuant to convertible securities or Common Stock equivalents at a price per share less than the exercise price of these warrants. Given the exercise price of the Series E Preferred Stock of $0.01 (less than the exercise price of the Common Stock Warrants of $0.10), the adjusted exercise price of these warrants became $0.04 at the closing of the Series E SPA.

The 48,000 Common Stock Purchase Warrants issued in September 2014 contained provisions requiring adjustment to the exercise price in the event the Company were to issue or sell additional shares of Common Stock pursuant to convertible securities or Common Stock equivalents at a price per share less than the exercise price of these warrants. Given the exercise price of the Series E Preferred Stock of $0.01 (less than the exercise price of the Common Stock Warrants of $0.125), the adjusted exercise price of these warrants became $0.05 at the closing of the Series E SPA.

The 1,600,000 Common Stock Purchase Warrants issued in December 2014 and January and February 2016 contained provisions requiring adjustment to the exercise price in the event the Company were to issue or sell additional shares of Common Stock pursuant to convertible securities or Common Stock equivalents at a price per share less than the exercise price of these warrants. Given the exercise price of the Series E Preferred Stock of $0.01 (less than the exercise price of the Common Stock Warrants of $0.11), the adjusted exercise price of these warrants became $0.01 at the closing of the Series E SPA.

Assuming the issuance of all of the shares of Series E Preferred Stock, and the restating of the conversion price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, the Company will not have sufficient shares of Common Stock to reserve for 130% of the shares issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, and Series E Preferred Stock as required in the Series E SPAs, the Series A & B SPA and the Series C & D SPA. Pursuant to the terms of these agreements, the Company is required to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock at its next annual shareholders’ meeting or upon request a majority of the preferred Series E shareholders.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities sold in the above transaction is hereby incorporated by reference into this item. The securities sold in this transaction have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Stock Purchase Agreement dated April 6, 2016 with LB Merchant PSMH-4, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: April 12, 2016	By:	/s/ Kevin Gadawski
Kevin Gadawski, President

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